MEMORANDUM


TO:            Board of Directors

FROM:   Amy M. Olmert

DATE:   March 27, 1998

RE:            Flag Investors/ISI/BT Alex. Brown Cash Reserve Funds
               Rule 10f-3 (Transactions with BT Alex. Brown as Underwriter)
--------------------------------------------------------------------------------


For the period November 1, 1997 through January 31, 1998, only FLAG INVESTORS VALUE BUILDER FUND executed a 10f-3 transaction where BT Alex. Brown was a participant in the underwriting. The trade was as follows:

------------- ----------- ----------  ---------------------- ----------- ------------ ----------
   TRADE
    DATE        BROKER     SHARES            ISSUER            PRICE        COMM.       TOTAL
------------- ----------- ----------  ---------------------- ----------- ------------ ----------

11-18-97        Merril      30,000    RenaissanceRE Holdings   $42.00     $1.10/share   $ 33,000
                Lynch
                          1% of total
                           offering



